Exhibit 4.22

Warrant Number A-1600

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) SUCH TRANSACTION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (2) THE COMPANY IS PROVDED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSACTION IS IN COMPLIANCE WITH EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS. NO TRANSFER OF ANY INTEREST IN THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE EFFECTED WITHOUT FIRST SURRENDERING THIS WARRANT OR SUCH SECURITIES, AS THE CASE MAY BE, TO THE COMPANY OR ITS TRANSFER AGENT, IF ANY.

Warrant to Purchase
Shares of
Common Stock
As Herein Described

May 19, 2022

WARRANT TO PURCHASE COMMON STOCK OF

CYTODYN INC.

This is to certify that, in connection with the settlement of Civil Action No. 1:I 9-cv 01563-RTD as to which Richard G. Pestell, M.D., Ph.D., and CytoDyn Inc., a Delaware corporation (the "Company"), are parties, and for value received, Richard G. Pestell, or a proper assignee (the "Holder"), is entitled to purchase up to 7,000,000 shares ("Warrant Shares") of common stock, $0.001 par value per share (the "Common Stock"), of the Company, subject to the provisions of this Warrant. This Warrant shall be exercisable at $0.37 per share (the "Exercise Price"). This Warrant also is subject to the following terms and conditions:

1.Exercise and Payment: Exchange.

(a)This Warrant may be exercised in whole or in part at any time from and after the date hereof (the "Commencement Date") through 5:00 p.m., Pacific time, on the date that is three years following the Commencement Date (the "Expiration Date"), at which time this Warrant shall expire and become void, but if such date is a day on which federal or state chartered banking institutions located in the State of New York are authorized to close, then on the next succeeding day which shall not be such a day. Exercise shall be by presentation and surrender to the Company, or at the office of any transfer agent designated by the Company (the "Transfer Agent"), of (i) this Warrant, (ii) the attached exercise form properly executed, and (iii) a certified or official bank check for the Exercise Price for the number of Warrant Shares specified in the exercise form. If this Warrant is exercised in part only, the Company or the Transfer Agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant, the properly executed exercise form, and payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Under no circumstance shall the Company be required to make any cash payments or net cash settlement to the Holder in lieu of delivery of the Warrant Shares.

(b)Conditions to Exercise or Exchange. The restrictions in Section 7 shall apply, to the extent applicable by their terms, to any exercise or exchange of this Warrant permitted by this Section 1.

2.Reservation of Shares. The Company shall, at all times until the expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares that shall be required for issuance and delivery upon exercise of this Warrant.

3.Fractional Interests. The Company shall not issue any fractional shares or scrip representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock, determined as follows:

(a)If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current fair market value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange;

(b)If the Common Stock is not so listed or admitted to unlisted trading privileges on a national securities exchange, the current fair market value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant by the OTC Markets Group, Inc.; or

(c)If the Common Stock is not so listed or admitted to unlisted trading privileges on a national securities exchange and bid and asked prices are not so reported, the current fair market value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Company in good faith.

4.No Rights as Shareholder. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

5.Adjustments in Number and Exercise Price of Warrant Shares.

5.1The number of shares of Common Stock for which this Warrant may be exercised and the Exercise Price therefor shall be subject to adjustment as follows:

(a)If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of Warrant Shares shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

(b)If the Company declares a dividend on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend shall equal the aggregate amount so payable immediately before such record date.

(c)If the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), the Company shall give written notice to the Holder of any such distribution at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before the record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

(d)If the Company offers rights or warrants to the holders of Common Stock which entitle them to subscribe to or purchase additional Common Stock or securities convertible into Common Stock, the Company shall give written notice of any such proposed offering to the Holder at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before such record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

(e)If the event, as a result of which an adjustment is made under paragraph (a) or (b) above, does not occur, then any adjustments in the Exercise Price or number of shares issuable that were made in accordance with such paragraph (a) or (b) shall be adjusted to the Exercise Price and number of shares as were in effect immediately prior to the record date for such event.

5.2In the event of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or in the event of any consolidation or merger of the Company with another entity after which the Company is not the surviving entity, at any time prior to the expiration of this Warrant, upon subsequent exercise of this Warrant the Holder shall have the right to receive the same kind and number of shares of common stock and other securities, cash or other property as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation or merger, appropriately adjusted for any subsequent event described in this Section 5. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess of the then applicable Exercise Price, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder. In the event of any such reorganization, merger or consolidation, the corporation formed by such consolidation or merger or the corporation which shall have acquired the assets of the Company shall execute and deliver a supplement hereto to the foregoing effect, which supplement shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Warrant.

5.3If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall have the right to receive upon exercise of this Warrant, in lieu of the shares of Common Stock of the Company that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

6.Notices to Holder. So long as this Warrant shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the

Company shall cause to be mailed to the Holder, at least thirty (30) days prior to the relevant date described below (or such shorter period as is reasonably possible if thirty (30) days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's shareholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

7.Transfer. Exercise, Exchange, Assignment or Loss of Warrant, Warrant Shares or Other Securities.

7.1This Warrant may be transferred, exercised, exchanged or assigned ("transferred"), in whole or in part, subject to the following restrictions. This Warrant and the Warrant Shares or any other securities ("Other Securities") received upon exercise of this Warrant shall be subject to restrictions on transferability until registered under the Securities Act of 1933, as amended (the "Securities Act"), unless an exemption from registration is available. Until this Warrant and the Warrant Shares or Other Securities are so registered, this Warrant and any certificate for Warrant Shares or Other Securities issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant, the Warrant Shares or Other Securities may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the Company, which may be counsel to the Company, that this Warrant, the Warrant Shares or Other Securities may be transferred without such registration. This Warrant and the Warrant Shares or Other Securities may also be subject to restrictions on transferability under applicable state securities or blue sky laws. Until this Warrant and the Warrant Shares or Other Securities are registered under the Securities Act, the Holder shall reimburse the Company for its expenses, including attorneys' fees, incurred in connection with any transfer or assignment, in whole or in part, of this Warrant or any Warrant Shares or Other Securities.

7.2Until this Warrant, the Warrant Shares or Other Securities are registered under the Securities Act, the Company may require, as a condition of transfer of this Warrant, the Warrant Shares, or Other Securities, that the transferee (who may be the Holder in the case of an exercise or exchange) represent that such transferee is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and that the securities being transferred are being acquired for investment purposes and for the transferee's own account and not with a view to or for sale in connection with any distribution of the security.

7.3Any transfer permitted hereunder shall be made by surrender of this Warrant to the Company or to the Transfer Agent at its offices with a duly executed request to transfer the Warrant, which shall provide adequate information to effect such transfer and shall be accompanied by funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, the Company or Transfer Agent shall, without charge, execute and deliver a new Warrant in the name of the transferee named in such transfer request, and this Warrant promptly shall be cancelled.

7.4Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the Transfer Agent to execute and deliver, a new Warrant of like tenor and date, and any such lost, stolen or destroyed Warrant thereupon shall become void.

8.Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company with respect to the issuance of the Warrant as follows:

8.1Experience. The Holder has substantial experience in evaluating and investing in securities in companies similar to the Company so that such Holder is capable of evaluating the merits and risks of such Holder's investment in the Company and has the capacity to protect such Holder's own interests.

8.2Investment. The Holder is acquiring this Warrant (and the Warrant Shares issuable upon exercise of this Warrant) for investment for such Holder's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Holder understands that this Warrant (and the Warrant Shares issuable upon exercise of the Warrant) have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder's representations as expressed herein.

8.3Held Indefinite! . The Holder acknowledges that this Warrant (and the Warrant Shares issuable upon exercise of this Warrant) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

8.4Accredited Holder. The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

8.5Legends. The Holder understands and acknowledges that the certificate(s) evidencing the securities issued by the Company will be imprinted with a restrictive legend as referenced in Section 7.1 above.

8.6Access to Data. The Holder has had an opportunity to discuss the Company's business, management, and financial affairs with the Company's management and the opportunity to review the Company's facilities and business plans. The Holder has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction.

8.7Authorization. This Warrant and the agreements contemplated hereby, when executed and delivered by the Holder, will constitute a valid and legally binding obligation of the Holder, enforceable in accordance with their respective terms.

8.8Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by such Holder, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Warrant or any transaction contemplated hereby.

9.Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or mailed, certified, return-receipt requested, postage prepaid to the address previously provided to the other party, or sent by fax or email (to the extent stated below). Either party hereto may from time to time, by written notice to the other party, designate a different address. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed delivered seventy-two (72) hours after mailing thereof. If any notice is sent by fax or email, it will be deemed to have been delivered on the date the fax or email thereof is actually received, provided the original thereof is sent by certified mail, in the manner set forth above, within twenty-four (24) hours after the fax or email is sent.

10.Amendment. Any provision of this Warrant may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the mutual written consent of the Company and the Holder.

11.Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

CYTODYN INC.

By:	/s/ Antonio Migliarese
Name: Antonio Migliarese
Title: President and Chief Financial Officer

[Signature Page to Common Stock Purchase Warrant]

FORM OF EXERCISE

To be executed upon exercise of Warrant
(please print)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Number A-1600 certificate, to                   shares of common stock, $0.001 par value per share ("Common Stock") of CytoDyn Inc. (the "Company") and herewith tenders payment for such shares of Common Stock to the order of the Company the amount of $_____ per share in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of                                               whose address is            .  If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of whose address is _________________________________________________, and that such Warrant Certificate be delivered to ______________________, whose address is _________________________________.

Representations of the undersigned.

a)	The undersigned acknowledges that the undersigned has received, read and understood the Warrant and agrees to abide by and be bound by its terms and conditions.

b)

(i) The undersigned has such knowledge and experience in business and financial matters that the undersigned is capable of evaluating the Company and the proposed activities thereof, and the risks and merits of this prospective investment.

[    ] YES[    ] NO

(ii)If"No", the undersigned is represented by a "purchaser representative," as that term is defined in the Securities Act of 1933, as amended (the "Securities Act") and Regulation D thereunder.

[    ] YES[    ] NO

c)	(i) The undersigned is an "accredited investor," as that term is defined in the Securities Act and Rule 501 of Regulation D thereunder.

[    ] YES[    ] NO

(ii)	If "Yes," the undersigned comes within the following category of that definition (check one and complete the blanks as applicable):

[   ]       1.      The undersigned is a natural person whose present net worth (or whose joint net worth with his or her spouse), excluding the value of the undersigned's primary residence, exceeds $1,000,000. For purposes of calculating the undersigned's present net worth, the undersigned has included the following as liabilities: (i) any indebtedness that is secured by the undersigned's primary residence in excess of the estimated fair market value of the undersigned's

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primary residence at the time of the sale of the shares, and (ii) any incremental debt secured by the undersigned's primary residence that was incurred in the 60 days before the sale of the shares, other than as a result of the acquisition of the undersigned's primary residence.

[   ]      2.      The undersigned is a natural person who had individual income in excess of $200,000 in each of the last two years or joint income with the undersigned's spouse in excess of $300,000 during such two years, and the undersigned reasonably expects to have the same income level in the current year.

[   ]       3.      The undersigned holds in good standing a Series 7, 65 or 82 license.

[   ]       4.      The undersigned is an officer or director of the Company.

[   ]       5.      The undersigned is a corporation or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

[   ]       6.      he undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

[   ]       7.      The undersigned is an entity, all of whose equity owners are accredited investors under paragraphs 1, 2, 3, 4, 5 or 6, above.

d)

The undersigned understands that the shares purchased hereunder have not been registered under the Securities Act, in reliance upon the exemption from the registration requirements under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder; and, therefore, that the undersigned must bear the economic risk of the investment for an indefinite period of time since the securities cannot be sold, transferred or assigned to any person or entity without compliance with the provisions of the Securities Act.

Submitted by:	Accepted by CytoDyn Inc.:

By:	By:
Date:	Date:
SS/TaxID:	Tax ID:
Telephone:
Email:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

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